UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2015

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)

(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 25, 2015, Echelon Corporation (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) stating that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(1) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive business days. The Company has until December 22, 2015 to regain compliance. In the event the Company does not regain compliance by then, the Company may be eligible for additional time if at that time it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to NASDAQ of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split if necessary.

On July 1, 2015 the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release Issued by Echelon Corporation on July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Alicia Jayne Moore
Alicia Jayne Moore Senior Vice President and General Counsel

Date: July 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Issued by Echelon Corporation on July 1, 2015